                        CAPITAL ONE FINANCIAL CORPORATION
                                     Issuer

                                       TO

                            BNY MIDWEST TRUST COMPANY
                 (as successor to Harris Trust and Savings Bank)
                                     Trustee

                     ---------------------------------------

                          First Supplemental Indenture

                           Dated as of April 23, 2002

                     ---------------------------------------

                               6.25% Senior Notes

                                Due May 17, 2007

                               TABLE OF CONTENTS*


                                   ARTICLE ONE

                                   DEFINITIONS

Section 101.  Definitions..................................................2

                                   ARTICLE TWO

                      GENERAL TERMS AND CONDITIONS OF NOTES

Section 201.  Designation and Principal Amount.............................7
Section 202.  Maturity.....................................................7
Section 203.  Form, Payment and Appointment................................7
Section 204.  Denominations................................................9
Section 205.  Global Securities............................................9
Section 206.  Remarketing..................................................9
Section 207.  Accelerated Remarketing.....................................14
Section 208.  Optional Remarketing........................................14
Section 209.  Sinking Fund................................................15
Section 210.  Additional Interest.........................................15
Section 211.  Covenants...................................................15
Section 212.  Tax Event Redemption........................................17
Section 213.  Tax Treatment...............................................18
Section 214.  Events of Default...........................................19

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

Section 301.  Recitals by Company.........................................19
Section 302.  Ratification and Incorporation of Base Indenture............19
Section 303.  Executed in Counterparts....................................19
Section 304.  Separability................................................19
Section 305.  Governing Law...............................................19

Exhibit A  Form of Senior Note...........................................A-1


---------

* This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

                  FIRST SUPPLEMENTAL INDENTURE, dated as of April 23, 2002 (the "First Supplemental Indenture"), between Capital One Financial Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), having its corporate office located at 2980 Fairview Park Drive, Falls Church, Virginia 22042, and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), a trust company duly organized and existing under the laws of the State of Illinois (hereinafter called the "Trustee"), having its Corporate Trust Office located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

                                    RECITALS

                  The Company executed and delivered the Senior Indenture, dated as of November 1, 1996 (the "Base Indenture"), with the Trustee to provide for the issuance of the Securities in an unlimited aggregate principal amount to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture.

                  Pursuant to Section 901 of the Base Indenture, the Trustee and the Company, without the consent of the Holders of Securities or Coupons, have the power to enter into one or more indentures supplemental to the Base Indenture for the purpose of establishing the form or terms of Securities of any series and any Coupons appertaining thereto as permitted by Sections 201 and 301 of the Base Indenture and to extend to such Securities the benefits and provisions of the Base Indenture. Pursuant to Section 301 of the Base Indenture, a new series of Securities may be established in one or more indentures supplemental thereto.

                  The Company proposes to create and issue under the Base Indenture a series of its Securities to be known as the 6.25% Senior Notes Due May 17, 2007 (the "Senior Notes"), the form and terms of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture").

                  The Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company. All acts and conditions necessary have been done and performed to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Senior Notes and the terms, provisions and conditions thereof, it is mutually covenanted and agreed as follows:

                                   ARTICLE ONE

                                   DEFINITIONS

                  Section 101. Definitions.

                  Except as otherwise expressly provided in or pursuant to this First Supplemental Indenture or unless the context otherwise requires:

                  (1) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

                  (2) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (3) the singular includes the plural and vice versa;

                  (4) headings are for convenience of reference only and do not affect interpretation;

                  (5) capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require; and

                  (6) the following terms have the meanings given to them in this Section 101(f):

                  "Bank" means Capital One Bank, a banking corporation chartered under the laws of the Commonwealth of Virginia, or any successor entity.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in Chicago, Illinois, the State of New York or at a place of payment are authorized or required by law, regulation or executive order to be closed.

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Company" has the meaning set forth in the preamble.

                  "Contingent Payment Regulations" has the meaning set forth in
Section 213.

                  "Cumulative Equity Proceeds" means, as of any date of determination, the aggregate amount of all cash received on or prior to such date of determination by the Company and its Subsidiaries in respect of any Equity Issuance effected after March 31, 1999, net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

                  "Cumulative Net Income" means, as of any date of determination, the aggregate net operating income of the Company and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for each fiscal quarter of the Company (a) commencing with the fiscal quarter ended June 30, 1999 and (b) ending with the fiscal quarter most recently ended on or prior to such date of determination; provided that Cumulative Net Income shall be determined exclusive of any fiscal quarter of the Company for which the net operating income of the Company and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) is less than zero.

                  "Double Leverage Ratio" means, on any date, the ratio of (a) the sum of (i) Intangibles with respect to the Company on such date plus (ii) the aggregate investment of the Company on such date in the capital stock of its Subsidiaries (including the Company's interest in undistributed earnings of its Subsidiaries), to (b) Net Worth on such date.

                  "Equity Issuance" means (a) any issuance or sale by the Company or any of its Subsidiaries (other than the Upper DECS and the common stock issued in connection with the Prospectus of the Company, as supplemented by the final Prospectus Supplement, dated April 17, 2002) of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in the Company or any of its Subsidiaries or
(b) the receipt by the Company or any of its Subsidiaries from any Person not a shareholder of the Company of any capital contribution (whether or not evidenced by any equity security issued by the recipient of that contribution); provided that Equity Issuance shall not include (i) any such issuance or sale by a Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (ii) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

                  "Federal Reserve Bank" means any bank that is part of the Federal Reserve System.

                  "Forward Purchase Contract Agent" means BNY Midwest Trust Company.

                  "Forward Purchase Contract Agreement" means the agreement, dated as of April 23, 2002, between the Company and the Forward Purchase Contract Agent.

                  "FRB" means the Board of Governors of the Federal Reserve System.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Global Securities" has the meaning set forth in Section 205.

                  "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interest of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purposes of enabling a debtor to make payment on such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of any other Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Indebtedness" means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) non-contingent obligations of such person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others guaranteed by such Person.

                  "Intangibles" means, at any date and with respect to any of the Company, the Bank and the Savings Bank, the aggregate amount (to the extent reflected in determining the consolidated stockholders' equity of such entity and its consolidated Subsidiaries) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to September 30, 1996 in the book value of any asset by such entity or any of its consolidated Subsidiaries, (b) all Investments in unconsolidated Subsidiaries and all equity investments in Persons that are not Subsidiaries and
(c) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

                  "Interest Payment Date" has the meaning set forth in
Section 203.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this First Supplemental Indenture, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Managed Receivables" means, on any date and with respect to any of the Company, the Bank or the Savings Bank, the sum for such entity and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) all on-balance sheet credit card loans and other finance receivables plus (b) all on-balance sheet credit card loans and other finance receivables held for securitization plus (c) all securitized credit card loans and other finance receivables.

                  "Net Worth" means, on any date, the consolidated stockholders' equity of the Company and its consolidated Subsidiaries (including any common stock issued in connection with the Prospectus of the Company, as supplemented by the final Prospectus Supplement, dated April 17, 2002), all determined as of such date on a consolidated basis without duplication in accordance with GAAP, plus, until that common stock is issued, the aggregate stated amount of the Upper DECS issued after giving effect to the over-allotment option (if exercised).

                  "Opt-Out Notice" has the meaning specified in Section 206.

                  "Original Issue Date" means April 23, 2002.

                  "Pledge Agreement" means the Pledge Agreement, dated as of April 23, 2002, between the Company and BNY Midwest Trust Company as Forward Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Receivables" means, with respect to the Company, the Bank or the Savings Bank, any amount owing, from time to time, with respect to a credit card, consumer revolving or consumer installment loan account, home equity line of credit or residential mortgage loan account or other consumer receivable owned by such entity, including, without limitation, amounts owing for payment of goods and services, cash advances, convenience checks, annual membership fees, finance charges, late charges, credit insurance premiums and cash advance fees and fees relating to additional consumer products, and any other receivables arising out of financing transactions by such entity; provided that the term "Receivables" shall not include any of the foregoing that is subject to a securitization effected in the ordinary course of business.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Separate Notes that are not in book-entry only form, the Regular Record Date shall be the close of business on the 15th Business Day preceding such Interest Payment Date.

                  "Remarketing" means any remarketing conducted pursuant to and in accordance with the Remarketing Agreement.

                  "Remarketing Agreement" means the Remarketing Agreement, dated as of April 23, 2002, by and among the Company, the Remarketing Agent and the Forward Purchase Contract Agent.

                  "Reset Rate" means the interest rate per annum with respect to the Senior Notes that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows:

                  (i) in connection with a successful Remarketing, the rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Outstanding Senior Notes (assuming, even if not true, that all of the Senior Notes are included in the Remarketing), enable the then current aggregate market value of the Senior Notes to have a value equal to at least 100.5% of the Remarketing Value or Accelerated Remarketing Value, as applicable, as of the Remarketing Date, the Accelerated Remarketing Date or as of any Subsequent Remarketing Date, as the case may be; or

                  (ii) upon the occurrence of a Failed Remarketing, the rate of interest applicable to the Senior Notes initially until (A) the Senior Notes are successfully remarketed pursuant to the Forward Purchase Contract Agreement and the Remarketing Agreement or (B) if the Last Failed Remarketing or Last Failed Accelerated Remarketing shall have occurred, the principal of the Senior Notes is paid or made available for payment.

                  "Restricted Shares" means, with respect to the Company, the Bank or the Savings Bank, shares of stock of or other ownership interests in such entity or any Subsidiary thereof engaged primarily in the extension of consumer credit to third parties or securitizations of receivables related to such extension of consumer credit, excluding without limitation any such ownership interests of any such entity in America One Communications, Inc.

                  "Savings Bank" means Capital One, F.S.B., a federal savings bank chartered under the federal laws of the United States of America, or any successor entity.

                  "Senior Notes" has the meaning set forth in the recitals.

                  "Tangible Net Worth" means, on any date and with respect to any of the Company, the Bank and the Savings Bank, the consolidated stockholders' equity of such entity and its consolidated Subsidiaries (including any common stock issued in connection with the Prospectus of the Company, as supplemented by the final Prospectus Supplement, dated April 17, 2002) less Intangibles of such entity and its consolidated Subsidiaries plus, until that common stock is issued, the aggregate stated amount of the Upper DECS issued in connection with the Prospectus of the Company, as supplemented by the final Prospectus Supplement, dated April 17, 2002 all determined as of such date on a consolidated basis without duplication in accordance with GAAP.

                  "Tax Event Redemption Date" has the meaning set forth in
Section 212.

                  "Transfer" has the meaning set forth in Section 211(a).

                  "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the Voting Stock issued by such corporation, partnership or other entity (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                                   ARTICLE TWO

                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

                  Section 201. Establishment; Designation and Principal Amount.

                  There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 6.25% Senior Notes Due May 17, 2007 (the "Senior Notes").

                  There are to be authenticated and delivered $747,500,000 principal amount of Senior Notes on the date hereof and no further Senior Notes shall be authenticated and delivered except as provided by the Base Indenture or by Section 206 hereof.

                  Section 202. Maturity. The principal amount of the Senior Notes shall be due and payable on May 17, 2007.

                  Section 203. Form, Payment and Appointment.

                  Except as provided below and in Section 205, the Senior Notes shall be issuable as Registered Securities in substantially the form set out in Exhibit A hereto.

                  The unpaid principal amount of the Senior Notes shall initially bear interest at the rate of 6.25% per annum, payable on each February 17, May 17, August 17 and November 17 (each, with respect to the Senior Notes, an "Interest Payment Date"), from the Original Issue Date, to, but excluding, the earlier of (i) a successful Remarketing under the Forward Purchase

Contract Agreement or (ii) the relevant Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity of the Senior Notes.

                  Senior Notes that are part of Upper DECS shall be represented initially by Registered Securities in definitive form and Senior Notes that, in accordance with the Forward Purchase Contract Agreement, are no longer part of Upper DECS shall be represented initially by Global Securities. Each such Registered Security and Global Security shall represent such aggregate principal amount of the Outstanding Senior Notes as shall be from time to time endorsed thereon, which principal amounts may be increased or decreased, as applicable, to reflect Transfers from Pledged Notes to Separate Notes and vice versa. Any such increase or decrease in the aggregate principal amount of (i) Registered Securities shall be made by the Collateral Agent and (ii) Global Securities representing Senior Notes shall be made by the Trustee, as custodian of the Global Securities, in each case upon the instructions of the Collateral Agent given pursuant to Article IV of the Pledge Agreement.

                  Interest on the Senior Notes shall be computed and paid (i) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and (iii) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month.

                  Interest shall be payable quarterly in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable on the Stated Maturity of principal as provided herein shall be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for with respect to any Interest Payment Date falling after a Stock Purchase Date will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Senior Notes not less than ten
(10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

                  Payment of the principal of and interest on the Senior Notes shall be made at an Office or Agency of the Company or at the Office of the Agent in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due on the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Office or Agency of the Company or at the Office of the Agent in The City of New York. Payments of interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled hereto. In the event that any date on which principal or interest is payable on the Senior Notes is not a Business Day, then payment of the principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

                  Section 204. Denominations. The Senior Notes shall be issued in denominations of $50 and integral multiples of $50.

                  Section 205. Global Securities.

                  The Senior Notes that are part of Upper DECS will be issued initially in the form of one or more Registered Securities in certificated, definitive form, registered in the name of the Forward Purchase Contract Agent. The Senior Notes that, in accordance with the Forward Purchase Contract Agreement, are no longer part of the Upper DECS will be issued initially in the form of one or more global securities (the "Global Securities") registered in the name of DTC or its nominee. Except under the limited circumstances described below or in Section 203 above, Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Senior Notes in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor Depository or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor Depository or its nominee or except as described below. The rights of owners of beneficial interests in such a Global Security shall be exercised only through DTC.

                  A Global Security shall be exchangeable for Senior Notes registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and no successor Depository shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that it no longer has any senior debt securities represented by global securities or that it will permit a Global Security to be exchangeable or an Event of Default under the Indenture has occurred and is continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Notes registered in such names as DTC shall direct.

                  Section 206. Remarketing.

                  The Pledged Notes comprising part of Upper DECS and the Separate Notes of holders of Separate Notes that have elected to participate in the Remarketing shall be remarketed by the Remarketing Agent on the Remarketing Date or Accelerated Remarketing Date, as applicable. A Holder of Upper DECS may elect not to participate in a Remarketing and retain the Senior Notes underlying such Upper DECS by notifying the Forward Purchase Contract Agent of such election and delivering the Opt-out Treasury Consideration to the Forward Purchase Contract Agent not later than 10:00 a.m. on the fourth Business Day prior to the Remarketing Date or the Accelerated Remarketing Date, as applicable (or, in the case of a Failed Remarketing, not later than 10:00 a.m. on the fourth Business Day immediately prior to the subsequent Remarketing Period). Upon receipt thereof by the Forward Purchase Contract Agent, the Forward Purchase Contract Agent shall deliver such Opt-out Treasury Consideration to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Opt-out Treasury Consideration to secure such Holder's obligations under the Forward Purchase Contracts. On the first Business Day immediately preceding the Remarketing Date or the Accelerated Remarketing Date (or, in the case of a Failed Remarketing, the subsequent Remarketing Period), the Collateral Agent, pursuant to the terms of the Pledge Agreement, will deliver the Pledged Notes to the Forward Purchase Contract Agent. Within three Business Days following any Remarketing Period (A) if the Remarketing was successful, the Forward Purchase Contract Agent shall distribute such Notes to the Holders thereof and (B) if there was a Failed Remarketing, the Forward Purchase Contract Agent will deliver such Notes to the Collateral Agent, which will, for the benefit of the Company, thereupon apply such Notes to secure such Holders' obligations under the Forward Purchase Contracts and return any Opt-out Treasury Consideration delivered by such Holders to such Holders. A Holder that does not so deliver the Opt-out Treasury Consideration or has not settled the related Purchase Contract through a Cash Settlement or an Early Settlement pursuant to Sections 5.2 and 5.7 of the Forward Purchase Contract Agreement shall be deemed to have elected to participate in the Remarketing.

                  On the seventh Business Day prior to the Remarketing Date or Accelerated Remarketing Date, the first day of any subsequent Remarketing Period (or if a Secondary Acceleration Event has occurred, on the fifth Business Day prior to the Accelerated Remarketing Date), the Company shall give Holders of Upper DECS and Holders of Separate Notes notice of the Remarketing in an Authorized Newspaper, including the specific U.S. Treasury security or securities (including the CUSIP number and/or the principal terms of such Treasury security or securities) that must be delivered by Holders of Upper DECS that elect not to participate in the Remarketing pursuant to Section 5.2(g) of the Forward Purchase Contract Agreement, no later than 10:00 a.m. (New York City time) on the fourth Business Day preceding the Remarketing Date or Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as applicable. Not later than seven nor more than 15 calendar days prior to any Remarketing Period, the Company shall request DTC (or any successor Clearing Agency) to notify, directly or indirectly, each Beneficial Owner or Clearing Agency Participant holding DECS and each Beneficial Owner of a Separate Note of the Remarketing and of the procedures that must be followed in connection with the Remarketing.

                  The Forward Purchase Contract Agent shall notify, by 10:00 a.m., New York City time, on the third Business Date preceding the Remarketing Date or Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Remarketing Agent and the Collateral Agent of the aggregate number of Senior Notes of Upper DECS Holders to be remarketed. On the third Business Day immediately preceding the Remarketing Date or Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, no later than by 10:00 a.m. New York City time, pursuant to the terms of the Pledge Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate number of Separate Notes to be remarketed. On the third Business Day immediately preceding the Remarketing Date or Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, as applicable, the Collateral Agent and the Custodial Agent, pursuant to the terms of the Pledge Agreement, will deliver for Remarketing to the Remarketing Agent all Notes to be remarketed. Upon receipt of such notice from the Forward Purchase Contract Agent and the Custodial Agent and such Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date or Accelerated Remarketing Date, as applicable, use its commercially reasonable best efforts to establish a Reset Rate pursuant to clause (i) of the definition of Reset Rate and remarket such Senior Notes pursuant to the Remarketing procedures in the Remarketing Agreement.

                  The right of each Holder of Senior Notes to have its Senior Notes tendered for purchase will be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered Senior Notes and (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

                  If a successful Remarketing shall have occurred, the Remarketing Agent will, in accordance with the Forward Purchase Contract Agreement and the Remarketing Agreement, (i) deduct and retain for itself the Remarketing Fee, (ii) use the proceeds from such successful Remarketing to purchase the Agent-purchased Treasury Consideration with the CUSIP numbers, if any, selected by the Remarketing Agent, described in clauses (1) and (2) of the definition of Remarketing Value or clauses (i) and (ii) of the definition of Accelerated Remarketing Value, as applicable, in the Forward Purchase Contract Agreement related to the Senior Notes of Holders of Upper DECS or that were remarketed, (iii) if any Separate Notes were remarketed, remit to the Collateral Agent for payment to the Holders of such Separate Notes sold in the Remarketing the remaining proceeds from such successful Remarketing attributable to the Separate Notes and (iv) if there remain any proceeds from such successful Remarketing, after the application of such proceeds as set forth in clauses (i) through (iii) of this sentence, then remit such remaining proceeds to the Forward Purchase Contract Agent for payment to the Holders of the Upper DECS that were remarketed, on a pro rata basis, in accordance with the Remarketing Agreement.

                  On or prior to the third Business Day following the Remarketing Date or Accelerated Remarketing Date (in either case, if such Remarketing is successful), or any Subsequent Remarketing Date, the Remarketing Agent shall deliver such Agent-purchased Treasury Consideration to the Forward Purchase Contract Agent, which shall thereupon deliver such Agent-purchased Treasury Consideration to the Collateral Agent. The Collateral Agent, for the benefit of the Company, will thereupon apply such Agent-purchased Treasury Consideration, in accordance with the Pledge Agreement, to secure such Holders' obligations under the Forward Purchase Contracts.

                  If a successful Remarketing occurs, by approximately 4:30 p.m. (New York City time) on the Remarketing Date or Accelerated Remarketing Date, as applicable, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (i)):

                  (i) the Company, the Forward Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, DTC and the Trustee of the Reset Rate determined in the Remarketing;

                  (ii) each purchaser (or the Depository Participant thereof) of Senior Notes in the Remarketing of the Reset Rate and the number of Senior Notes such purchaser is to purchase; and

                  (iii) each purchaser to give instructions to its Depository Participant to pay the purchase price on the date of settlement for such Remarketing in same day funds against delivery of the remarketed Senior Notes purchased through the facilities of DTC.

                  If a Failed Remarketing occurs, the Remarketing Agent and the Company, as applicable, shall take the following actions:

                  (i) the Remarketing Agent shall notify by telephone the Company, the Forward Purchase Contract Agent, the Collateral Agent and the Trustee, that a Failed Remarketing has occurred, whereupon the Company shall notify the Clearing Agency, by telephone, that a Failed Remarketing has occurred;

                  (ii) with respect to any Remarketing Period during which no successful Remarketing occurred, the Company shall publish notice by means of Bloomberg and Reuters newswires, such notice to be published no later than the fourth Business Day following the end of such Remarketing Period; and

                  (iii) the Remarketing Agent shall remit, within three Business Days following the end of a Remarketing Period which constituted a Failed Remarketing or a Last Failed Accelerated Remarketing, the Pledged Notes that were to be remarketed to the Collateral Agent and the Separate Notes that were to be remarketed to the Custodial Agent, in each case other than Senior Notes deemed purchased by the Company.

                  Holders of Senior Notes may make a contingent election by delivering an opt-out notice to the Forward Purchase Contract Agent (an "Opt-Out Notice"), substantially as set forth in an exhibit to the Senior Notes (the form of which is attached as Exhibit A hereto), on or prior to the third Business Day prior to a Stock Purchase Date that in the event a Last Failed Remarketing or Last Failed Accelerated Remarketing occurs, such holders elect not to sell their Senior Notes to the Company.

                  If upon a Last Failed Remarketing or a Last Failed Accelerated Remarketing, the Collateral Agent delivers any Senior Notes to the Company in full satisfaction of the Holder's obligation under the related Forward Purchase Contracts, any accumulated and unpaid interest on such Notes will become payable by the Company to the Forward Purchase Contract Agent for payment to the Holder of the Upper DECS to which such Notes relate. Such payment will be made by the Company on or prior to 11:00 a.m., New York City time, on the relevant Stock Purchase Date in lawful money of the United States by certified or cashier's check or wire transfer in immediately available funds payable to or upon the order of the Forward Purchase

Contract Agent. Upon the occurrence of a Last Failed Remarketing or Last Failed Accelerated Remarketing, the Company will purchase on the relevant Stock Purchase Date all Outstanding Senior Notes of all Holders, except Senior Notes for which an Opt-Out Notice has been delivered to the Forward Purchase Contract Agent in accordance with the preceding paragraph for an amount equal to the Stated Amount of such Senior Notes plus, in the event of a repurchase on an Accelerated Stock Purchase Date, an amount in cash equal to the value of the Treasury securities described in clause (ii) of the definition of Accelerated Remarketing Value (assuming, for this purpose, that the relevant Subsequent Remarketing Date is the Accelerated Stock Purchase Date). The proceeds of the sale of Senior Notes deemed to be submitted for sale to the Company shall be paid (a) to the Collateral Agent on behalf of such holder to satisfy such holder's obligation under the related Forward Purchase Contract if such Senior Notes are part of an Upper DECS and (b) to the Holder of such Notes if the Notes are Separate Notes. The Company will publish notice by means of Bloomberg and Reuters newswires of any Remarketing Period during which no successful Remarketing occurred, such notice to be published not later than the fourth Business Day following the end of such Remarketing Period. The Company will cause a notice of the Last Failed Remarketing or Last Failed Accelerated Remarketing to be published on the fourth Business Day following the date of the Last Failed Remarketing or Last Failed Accelerated Remarketing in an Authorized Newspaper.

                  With respect to any Senior Notes which constitute part of Upper DECS which are subject to the Last Failed Remarketing or Last Failed Accelerated Remarketing, as applicable, or for which an Opt-Out Notice was delivered, but for which no cash payment was delivered, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.2(j) of the Forward Purchase Contract Agreement, may, among other things, permit the Company to cause the Senior Notes to be sold or to retain and cancel such Senior Notes, in either case, in full satisfaction of the Holders' obligations under the Forward Purchase Contracts.

                  Notwithstanding anything herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

                  In accordance with DTC's normal procedures, on the date of settlement of such Remarketing or the relevant Stock Purchase Date, as applicable, the transactions described above with respect to each Senior Notes remarketed in the Remarketing shall be executed through DTC, and the accounts of the respective Depository Participants shall be debited and credited and such remarketed Senior Notes delivered by book entry as necessary to effect purchases and sales of such remarketed Senior Notes. DTC shall make payment in accordance with its normal procedures.

                  If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depository Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depository Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

                  The Remarketing Agent is not obligated to purchase any Senior Notes that otherwise would remain unsold in the Remarketing. Neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of the Senior Notes for Remarketing.

                  Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

                  The settlement procedures set forth herein, including provisions for payment by purchasers of the remarketed Senior Notes in the Remarketing, shall be subject to modification to the extent required by DTC or if the book-entry system is no longer available for the remarketed Senior Notes at the time of the Remarketing, to facilitate the Remarketing of the remarketed Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

                  Section 207. Accelerated Remarketing. The Senior Notes shall be subject to a Remarketing, in accordance with Section 206 hereof and Sections
5.2 and 5.9 of the Forward Purchase Contract Agreement, if an Initial Acceleration Event occurs prior to the Scheduled Stock Purchase Date; provided, however, that if such Initial Acceleration Event is solely the result of a change in the then applicable Prompt Corrective Action Rules, the Forward Purchase Contract Agent shall, if so instructed by the Company, delay the Remarketing of the Senior Notes by 90 days after such Initial Acceleration Event. If, before the expiration of the Grace Period, the Bank is notified or is deemed to be notified in accordance with the Prompt Corrective Action Rules that it is in the capital category "well capitalized" (as defined in the Prompt Corrective Action Rules), the Accelerated Remarketing shall be cancelled. The Senior Notes shall also be subject to a Remarketing, in accordance with Sections
5.2 and 5.9 of the Forward Purchase Contract Agreement, if a Secondary Acceleration Event occurs prior to the Scheduled Stock Purchase Date.

                  In the event of a successful Accelerated Remarketing following a Secondary Acceleration Event, Treasury securities as described in subclause
(ii) of the definition of Accelerated Remarketing Value will be released to the Forward Purchase Contract Agent for the benefit of each holder of DECS (other than Stripped DECS) when received.

                  Section 208. Optional Remarketing.

                  On or prior to the fourth Business Day immediately preceding the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, but no earlier than the Interest Payment Date immediately preceding the last Interest Payment Date before the relevant Stock Purchase Date, holders of Separate Notes may elect to have their Separate Notes remarketed by Transferring their Separate Notes and delivering a notice of such election, substantially in the form of Exhibit C to the Pledge Agreement, to the Custodial Agent. On the third Business Day immediately prior to the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, by 10:00 a.m., New York City time, the Custodial Agent shall notify the Remarketing Agent of the number of such Separate Notes to be remarketed. The Custodial Agent will hold such Separate Notes in an account separate from the Collateral Account. A holder of Separate Notes electing to have its Separate Notes remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D to the Pledge Agreement, on or prior to the fourth Business Day immediately preceding the applicable Remarketing Date, Accelerated Remarketing Date or the first day of a subsequent Remarketing Period, upon which notice the Custodial Agent will return such Separate Notes to such holder.

                  On the third Business Day immediately preceding the Remarketing Date, any Accelerated Remarketing Date or the first day of any subsequent Remarketing Period, the Custodial Agent at the written direction of the Remarketing Agent will deliver to the Remarketing Agent for Remarketing all Separate Notes delivered to the Custodial Agent pursuant to Section 4.5(d) of the Pledge Agreement and not withdrawn pursuant to the terms thereof prior to such date. If the holder of the Separate Notes delivers only such notice but not the Separate Notes subject to such notice, then none of such holder's Separate Notes shall be included in the Remarketing. Once the holder of Separate Notes elects to participate in the Remarketing, such Separate Notes will be remarketed in the Remarketing, unless such notice is properly withdrawn. In accordance with
Section 4.5(d) of the Pledge Agreement, upon the occurrence of a Failed Remarketing or Failed Accelerated Remarketing, the Remarketing Agent will promptly return such Separate Notes to the Custodial Agent for redelivery to such holders of such Separate Notes.

                  Section 209. Sinking Fund. The Senior Notes shall not be entitled to any sinking fund.

                  Section 210. Redemption and Repurchase. Except as provided in
Section 212, the Senior Notes shall not be redeemable prior to their Stated Maturity. The Senior Notes are subject to mandatory repurchase by the Company in certain events set forth in Section 206.

                  Section 211. Covenants. While Senior Notes remain Outstanding, in the event that and so long as an Initial Acceleration Event or Secondary Acceleration Event shall have occurred and be continuing the following covenants shall apply:

                  (a) None of the Company, the Bank or the Savings Bank will, nor will any of them permit any of their Subsidiaries to: (x) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve or (y) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions (a "Transfer"), all or substantially all of its or their business or Property; provided that:

                           (i) any Subsidiary of the Bank may be merged or consolidated with or into, or transfer all or substantially all of its business or Property to, (A) the Bank if the Bank is the continuing, surviving or transferee corporation, or (B) any other Subsidiary of the Bank;

                           (ii) any Subsidiary of the Savings Bank may be merged or consolidated with or into, or transfer all or substantially all of its business or Property to, (A) the Savings Bank if the Savings Bank is the continuing, surviving or transferee corporation, or (B) any other Subsidiary of the Savings Bank;

                           (iii) the restriction set forth in clause (y) above shall apply apply, in the case of the Bank, only to a transfer of Managed Receivables;

                           (iv) any Subsidiary of the Company (other than the Bank, the Savings Bank or any of their respective Subsidiaries) may be merged or consolidated with or into, or Transfer all or substantially all of its business or Property to, (A) the Company if the Company is the continuing, surviving or transferee corporation or (B) any other Subsidiary of the Company;

                           (v) the Savings Bank may be merged or consolidated with or into, or Transfer all or substantially all of its business or Property to the Bank;

                           (vi) the Company or any of its Subsidiaries (other than the Bank) may be merged or consolidated with or into, or Transfer all or substantially all of its business or Property to, the Bank; or the Company or any of its Subsidiaries (other than the Savings Bank) may be merged or consolidated with or into, or transfer all or substantially all of its business or Property to, the Savings Bank; and

                           (vii) any Subsidiary of the Company (other than the Bank) may merge or consolidate with or into, or Transfer all or substantially all of its business or property to, any Person (other than the Company or any of its Subsidiaries) so long as (A) the continuing, surviving or transferee corporation is a Subsidiary of the Company and (B) no Event of Default has occurred and is continuing immediately prior to such merger, consolidation or Transfer or would result therefrom; and

                           (viii) nothing in this Section 210(a) shall prohibit the Company or any of its Subsidiaries from the sale of credit card loans and other finance receivables pursuant to securitizations.

                  (b) None of the Company, the Bank or the Savings Bank will, nor will any of them permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any (A) of its or their Receivables or (B) Restricted Shares owned by it or them, in each case whether now owned or hereafter acquired, except:

                           (i) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves (in the good faith judgment of management of the relevant entity) have been established;

                           (ii) Liens imposed by law (A) which are incurred in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such Receivables or Restricted Shares or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Receivables or Restricted Shares subject to such Lien or (B) which do not relate to the material liabilities of the Company and its Subsidiaries and do not in the aggregate materially detract from the value of the Receivables or Restricted Shares of the Company and its Subsidiaries taken as a whole; provided that no Lien permitted under this clause (b)(ii) may secure any obligation in an amount exceeding $50,000,000; and

                           (iii) (A) any pledge of Receivables to a Federal Reserve Bank made in the ordinary course of business to secure advances or (B) any other transaction undertaken to manage the liquidity position of the relevant entity.

                  (c) None of the Company, the Bank or the Savings Bank will permit its Leverage ratio on any date to exceed 10.0 to 1.

                  (d) The Company will not permit Tangible Net Worth with respect to the Company on any date of determination to be less than the sum of
(i) $875,000,000 plus (ii) 40% of the Company's Cumulative Net Income as of the last day of the fiscal quarter of the Company most recently ended plus (iii) 40% of the Company's Cumulative Equity Proceeds as of that date of determination plus (iv) the Upper DECS issued in connection with the Prospectus of the Company, as supplemented by the final Prospectus Supplement, dated April 17, 2002.

                  (e) The Company will not permit the Double Leverage Ratio on any date of determination to exceed 1.25 to 1.

                  (f) the Bank will not, nor will it permit any of its Subsidiaries to, engage to any extent in any line or lines of business activity other than as permitted by its charter;

                  (g) the Savings Bank will not, nor will it permit any of its Subsidiaries to, engage to any extent in any line or lines of business activity other than as permitted by its charter; and

                  (h) the Company will not, nor will it permit any of its Subsidiaries to, engage to any material extent in any line or lines of business activity other than consumer-oriented or consumer-related business activities and database marketing activities, and other business activities to the extent such other business activities are direct applications of the information based strategies and related proprietary strategies used by the Company or its Subsidiaries in the conduct its or their business.

                  Section 212. Tax Event Redemption.

                  If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes that are due and payable on or prior to the date of redemption (the "Tax Event Redemption Date") will be payable to the Holders of the Senior Notes registered as such at the close of business on the Business Day next preceding such Tax Event Redemption Date. If, following the settlement of the Forward Purchase Contracts and following the occurrence of a Tax Event, the Company, at its option, redeems the Senior Notes, the proceeds of the redemption will be payable in cash to the Holders of the Senior Notes.

                  If the Company exercises its option to redeem the Senior Notes following the occurrence of a Tax Event prior to the Remarketing Date or the Accelerated Remarketing Date, or if there has not been a successful Remarketing prior to the relevant Stock Purchase Date, the Company shall in the notice to the Trustee pursuant to Section 105 of the Base Indenture specify the Redemption Price. Upon the specification of the Redemption Price by the Company, the Company shall appoint the Collateral Agent to acquire the Treasury Portfolio in consultation with the Company and in accordance with the Forward Purchase Contract Agreement. The Collateral Agent shall then apply, out of the aggregate Redemption Price for the Senior Notes that are components of Upper DECS, an amount equal to the aggregate Tax Event Redemption Principal Amount for the Senior Notes that are components of Upper DECS to purchase on behalf of the Holders of Upper DECS the Treasury Portfolio and promptly remit the remaining portion, if any, of such aggregate Redemption Price to the Forward Purchase Contract Agent for payment to the Holders of such Upper DECS. The Treasury Portfolio will be substituted for the Pledged Notes, and will be pledged to the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of an Upper DECS to purchase the Common Stock under the Forward Purchase Contract constituting a part of such Upper DECS. Payment of the Redemption Price to Holders of Separate Notes shall be made in cash on the Tax Event Redemption Date.

                  If a Tax Event Redemption occurs after a successful Remarketing or the relevant Stock Purchase Date, payment of the Redemption Price to each Holder of Senior Notes shall be made by the Trustee (subject to its receipt of funds), no later than 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds (provided the necessary wire instructions have been provided to the Trustee at least 15 days prior to the Tax Event Redemption Date) at such place and to such account as may be designated by each such Holder of Senior Notes, including the Collateral Agent. If the Trustee holds immediately available funds sufficient to pay the Redemption Price of the Senior Notes, then, on such Tax Event Redemption Date, such Senior Notes will cease to be Outstanding.

                  The Trustee shall have no duty or liability to determine or verify the Redemption Price. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Tax Event Redemption Date to each registered Holder of the Senior Notes to be repaid at its registered address. Unless the Company defaults in payment of the Redemption Price, on and after the Tax Event Redemption Date interest shall cease to accrue on the Senior Notes, whether or not such Senior Notes have been received by the Company, and all other rights of the Holders in respect of the Senior Notes shall terminate and lapse (other than the right to receive the Redemption Price upon delivery of such Senior Notes but without interest on such Redemption Price).

                  Section 213. Tax Treatment. The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder, and any Person that acquires a direct or indirect beneficial interest in the Senior Notes, will be deemed to have agreed (i) for United States federal income tax purposes to treat the acquisition of an Upper DECS as the acquisition of a unit consisting of a forward stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness of the Company that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") for United States federal income tax purposes, (ii) for all tax purposes to treat the Senior Notes as indebtedness of the Company, (iii) to be bound by the Company's determination that the Senior Notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Senior Notes, and (iv) to be bound by the Company's projected payment schedule with respect to the Senior Notes. The provisions of this First Supplemental Indenture shall be interpreted to further this intention and agreement of the parties. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request to the Company at the Office or Agency of the Company.

                  Section 214. Events of Default. The Events of Default set forth in Section 501(1) through (8) of the Base Indenture shall apply to the Senior Notes.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

                  Section 301. Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  Section 302. Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  Section 303. Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  Section 304. Separability. In case any provisions contained in this First Supplemental Indenture or in any Senior Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 305. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                                             CAPITAL ONE FINANCIAL CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:




                                             BNY MIDWEST TRUST COMPANY,
                                              as Trustee


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT A

                               FORM OF SENIOR NOTE

                                 [Face of Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY OR ANY SUCCESOR DEPOSITARY APPOINTED AS SUCH PURSUANT TO THE INDENTURE (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO SUCH A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITARY OR ITS NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO THE DEPOSITARY OR ITS NOMINEE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]*

CUSIP No. 14040H AG 0
ISIN No. US14040HAG02
No.                                                              $
    -------                                                       ------------

                        CAPITAL ONE FINANCIAL CORPORATION

                       6.25% Senior Notes Due May 17, 2007

                  Capital One Financial Corporation, a corporation duly organized and existing under the laws of Delaware (the "Company"), for value received, hereby promises to pay to [Cede & Co.]* or registered assigns the principal sum of _______________________ United States Dollars [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]** at the Company's Office or Agency or Office of the Agent in The City of New York for said purpose, on May 17, 2007 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from April 23, 2002 or from the next most recent date to which interest has been paid or duly provided for, quarterly in arrears on each February 17, May 17, August 17 and November 17 of each year (each an "interest payment date"), commencing on August 17, 2002, at the rate of 6.25% per annum to, but excluding, the earlier of


---------
*   Insert in Global Securities.

**  Insert in Global Securities and Pledged Notes.

(i) a successful Remarketing under the Forward Purchase Contract Agreement or
(ii) the relevant Stock Purchase Date, and, thereafter, at the Reset Rate to, but excluding, the Stated Maturity.

                  The amount of interest payable for any period shall be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. However, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

                  Payments of the principal of and interest on this Security shall be made at said Office or Agency of the Company or at the Office of the Agent in The City of New York to which interest on the Securities has been paid or duly provided for, until payment of said principal sum has been made or duly provided for; provided that, unless this Security is a Security issued in global form ("Global Security"), interest may be paid, at the option of the Company,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. The interest so payable will be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that interest payable at the Stated Maturity of principal will be paid to the Person to whom principal is payable, unless the Company shall default in the payment of interest due on such interest payment date after taking into account any applicable grace period, in which case such defaulted interest shall be paid as set forth in the Indenture. Notwithstanding the foregoing, as long as this Security is a Global Security, the Company shall pay or cause to be paid the principal of, and interest on, this Security to the Holder hereof or a single nominee of the Holder, or, at the option of the Company, to such other Persons as the Holder hereof may designate, by wire transfer of immediately available funds on the date such payments are due.

                  The Senior Notes are subject to the covenants set forth in the Senior Indenture and the First Supplemental Indenture.

                  Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Senior Indenture.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:
       -------------------

                                             CAPITAL ONE FINANCIAL CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:



[CORPORATE SEAL]                             Attest By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities referred to in the within-mentioned Senior Indenture.


Dated:
       -------------------
                                              BNY MIDWEST TRUST COMPANY,
                                                as Trustee


                                              By:
                                                  ------------------------------
                                                     Authorized Signatory

                                [Reverse of Note]


                        Capital One Financial Corporation

                      6.25% Senior Notes Due May 17, 2007

                  This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under an Indenture, dated as of November 1, 1996, as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") dated as of April 23, 2002 (collectively, as amended or supplemented from time to time, herein called the "Senior Indenture", which term shall have the meaning assigned to it in such instrument), and duly executed and delivered by the Company to BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee (hereinafter, the "Trustee"), to which Senior Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of a series designated as 6.25% Senior Notes Due May 17, 2007 of the Company (hereinafter called the "Senior Notes"), issued under the Senior Indenture, which is limited in aggregate principal amount to $747,500,000.

                  Neither the Senior Indenture nor the Senior Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Senior Notes issued under the Indenture are direct, unsecured obligations of the Company and will mature on May 17, 2007. The Senior Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

                  The Senior Notes will bear interest as set forth on the face hereof and in the First Supplemental Indenture. The Reset Rate will be the interest rate per annum that is determined by the Remarketing Agent pursuant to the Remarketing Agreement as follows: (i) in connection with a successful Remarketing, the rate of interest that, in the opinion of the Remarketing Agent, will, when applied to the Outstanding Notes (assuming, even if not true, that all of the Notes are included in the Remarketing), enable the then current aggregate market value of the Notes to have a value equal to at least 100.5% of the Remarketing Value or Accelerated Remarketing Value, as applicable, as of the Remarketing Date, the Accelerated Remarketing Date or as of any Subsequent Remarketing Date, as the case may be, or (ii) upon the occurrence of a Failed Remarketing the rate of interest applicable to the Senior Notes initially until
(A) the Senior Notes are successfully remarketed pursuant to the Forward Purchase Contract Agreement and the Remarketing Agreement or (B) if the Last Failed Remarketing or Last Failed Accelerated Remarketing shall have occurred, the principal of the Senior Notes is paid or made available for payment. Notwithstanding anything herein to the contrary, the Reset Rate shall in no event exceed the maximum rate, if any, permitted by applicable law.

                  The Senior Notes are not redeemable prior to maturity except pursuant to a Tax Event in accordance with the First Supplemental Indenture. If a Tax Event shall occur and be continuing, the Company may, at its option, redeem the Senior Notes in whole (but not in part) at any time at a price per Senior Note equal to the Redemption Price. Installments of interest on the Senior Notes that are due and payable on or prior to the date of redemption will be payable to the

Holders of the Senior Notes registered as such at the close of business on the Business Day next preceding such Tax Event Redemption Date. If, following the settlement of the Forward Purchase Contracts and following the occurrence of a Tax Event, the Company, at its option, redeems the Senior Notes, the proceeds of the redemption will be payable in cash to the Holders of the Senior Notes.

                  The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder, and any Person that acquires a direct or indirect beneficial interest in the Senior Notes, will be deemed to have agreed (i) for United States federal income tax purposes to treat the acquisition of an Upper DECS as the acquisition of a unit consisting of a forward stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness of the Company that is subject to the Contingent Payment Regulations for United States federal income tax purposes,
(ii) for all tax purposes to treat the Senior Notes as indebtedness of the Company, (iii) to be bound by the Company's determination that the Senior Notes are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Senior Notes, and (iv) to be bound by the Company's projected payment schedule with respect to the Senior Notes. The provisions of the First Supplemental Indenture shall be interpreted to further this intention and agreement of the parties. A Holder of Senior Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request to the Company at the Office or Agency of the Company.

                  The Senior Notes are not entitled to any sinking fund.

                  The Senior Notes will be subject to Remarketing and, in the case of a Failed Remarketing or Failed Accelerated Remarketing, the Senior Notes will be purchased by the Company unless a Holder makes a contingent election not to sell its Senior Notes thereto by delivering the notice attached hereto to the Forward Purchase Contract Agent on or prior to the third Business Day prior to a Stock Purchase Date, all in accordance with the First Supplemental Indenture and the Forward Purchase Contract Agreement.

                  In case an Event of Default shall have occurred and be continuing with respect to the Senior Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Senior Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

                  The Senior Indenture permits the Company and the Trustee, without the consent of the Holders of the Senior Notes for certain situations and with the consent of not less than two-thirds of the Holders in aggregate principal amount of the Outstanding Senior Notes in other situations, to execute supplemental indentures adding to, modifying or changing various provisions to the Senior Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Senior Note affected thereby, shall
(i) change the Stated Maturity of the principal of, or any installment of interest on, the Senior Notes, or reduce the principal amount thereof or the interest thereon, or change the place or currency of payment of principal of, or interest on, the Senior Notes, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, or change the Company's obligation to pay additional amounts (except as otherwise contemplated in the Senior Indenture); (ii) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Senior Indenture or certain defaults hereunder and their consequences) provided for in the Senior Indenture; or (iii) modify any of the provisions of Section 902, 513 or 1008 of the Senior Indenture, except to increase any such percentage or provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Note affected thereby.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005, 1006 or 1007 of the Senior Indenture, if before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Senior Notes, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  No reference herein to the Senior Indenture and no provision of this Senior Note or of the Senior Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the place, at the respective times, at the rate and in the coin and currency herein prescribed.

                  The Senior Notes are issuable in registered form without coupons in denominations of $50 and integral multiples thereof.

                  At the Office or Agency of the Company or at the Office of the Agent in The City of New York referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, the Senior Notes may be exchanged for a like aggregate principal amount of Senior Notes of other authorized denominations.

                  As provided in the Senior Indenture and subject to the limitations provided therein, the transfer of this Senior Note is registerable in the Security Register, upon surrender of this Senior Note for registration of transfer at the Office or Agency of the Company or at the Office of the Agent in The City of New York in any place where the principal of and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                  Prior to due presentation of this Senior Note for registration or transfer, the Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the Holder hereof as the absolute owner of the Senior Note (whether or not any payment with respect to this Senior Note shall be overdue), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

                  No recourse shall be had for the payment of principal of, or the interest on, this Senior Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplement thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  THIS SENIOR NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                  All terms used in this Senior Note (and not otherwise defined in this Senior Note) that are defined in the Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be, shall have the meanings assigned to them in the Indenture, the Forward Purchase Contract Agreement, the Remarketing Agreement or the Pledge Agreement, as the case may be and as the context may require.

    FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

-------------------------------------------------------------------------------.
    (please insert Social Security or other identifying number of assignee)

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

-------------------------------------------------------------------------------.

agent to transfer said Senior Note on the books of the Company, with full power of substitution in the premises.

Dated:                  ,
      --------------- --  ------


                                                  ----------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

            [TO BE ATTACHED TO GLOBAL CERTIFICATES AND PLEDGED NOTES]

                       SCHEDULE OF INCREASES OR DECREASES

                  The following increases or decreases in this [Global Certificate] [Pledged Note] have been made:


-----------------------------------------------------------------------------

                                                                          Principal amount of
                           Amount of decrease    Amount of increase in       Senior Notes
                           in principal amount    principal amount of      evidenced by the
                             of Senior Notes          Senior Notes       [Global Certificate]       Signature of
                            evidenced by the        evidenced by the        [Pledged Note]      authorized signatory
                          [Global Certificate]    [Global Certificate]      following such          of Trustee or
          Date               [Pledged Note]          [Pledged Note]      decrease or increase     Collateral Agent
          ----            --------------------   ---------------------   --------------------   ---------------------


---------------------------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------------------------

              CONDITIONAL NOTICE TO OPT OUT OF SALE OF SENIOR NOTES

BNY Midwest Trust Company,
         as Forward Purchase Contract Agent
2 North LaSalle Street
Chicago, Illinois 60602
Attention: Corporate Trust Department
Telecopy: (312) 827-8542

Re: 6.25% Senior Notes Due May 17, 2007 (the "Notes") of Capital One Financial
    Corporation

The undersigned Holder of Upper DECS or Separate Notes hereby irrevocably notifies you that such Holder has elected not to sell its Senior Notes to the Company in the event that a Last Failed Remarketing or Last Failed Accelerated Remarketing should occur. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent and the Trustee of the undersigned Holder's election against such sale with respect to the Notes related to such Holder's Upper DECS or such Holder's Separate Notes. Defined terms used herein and not otherwise defined shall have the meanings given them in the Forward Purchase Contract Agreement, dated as of April 23, 2002, between Capital One Financial Corporation and BNY Midwest Trust Company, as Forward Purchase Contract Agent.



Dated:
      --------------            --------------------------------------------
                                Signature

                                Signature Guarantee:
                                                     ------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of Registered Holder:

Social Security or other Taxpayer Identification Number, if any: